Exhibit 99.1

Press Contact: Jim Hasty VP, Marketing and Sales (765) 771-5487	Investor Relations: (765) 771-5310
Wabash National Corporation Announces
Third Quarter and Year-To-Date Results
LAFAYETTE, Ind. — October 30, 2008 — Wabash National Corporation (NYSE: WNC) reported a net loss of $4.3 million, or $0.14 per share, for the third quarter of 2008 on net sales of $243.0 million. For the same quarter last year, the Company reported net income of $3.8 million, or $0.12 per share, on sales of $291.0 million. For the nine months ended September 30, 2008, the net loss totaled $13.9 million or $0.47 per share on sales of $605.5 million. For the comparable period of 2007, net income totaled $10.6 million, or $0.35 per share, on sales of $844.7 million.
Dick Giromini, President and Chief Executive Officer, stated, “Results for the quarter matched our previously stated expectations. We achieved noteworthy progress on our cost containment initiatives and improved production volume during the quarter. However, these gains were more than offset by unprecedented raw material price increases which adversely impacted gross margins during the quarter. We continue to expect that new trailer unit shipments for the year will be in the 32,000 to 33,000 unit range. However, the fourth quarter will be the most difficult of the year, as we expect the imbalance between raw material costs and selling prices to reach a peak. Additionally, given the holiday season and our annual year-end shutdown, we will operate with fewer production days during the fourth quarter. As of September 30, 2008, the Company’s backlog was approximately $283 million compared to $393 million at June 30, 2008.”
“We have been operating in an extremely challenging economic environment and we expect continued economic turbulence, specifically as it relates to raw material prices and demand levels. However, challenging times present opportunity. We continue to be well positioned in our industry with our strong customer relationships and market share, solid financial position, streamlined manufacturing footprint, and an unmatched suite of products. These important differentiators will help distance us from the competition. We will continue to successfully implement cost control and efficiency improvements, while we size the business to match demand. While our key strategic initiatives and cost management efforts have mitigated the effects of the downturn, they provide us with a leaner, more efficient foundation from which to grow long-term profitability.”

Wabash National Corporation will conduct a conference call to review and discuss its third quarter results on Thursday, October 30, 2008, at 10:00 a.m. EDT. The phone number to access the conference call is 877-407-8035. The call can also be accessed live on the company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through December 28, 2008.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, dump trailers, truck bodies and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, FreightPro™ Eagle® and Benson™ brand names. The company operates two wholly-owned subsidiaries; Transcraft ® Corporation, a manufacturer of flatbed, drop deck, dump trailers and truck bodies; and Wabash National Trailer Centers, trailer service centers and retail distributors of new and used trailers and aftermarket parts throughout the U.S.
This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements including statements about the company’s expectations for improvement in future results are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the company in this press release and in the company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
###

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
NET SALES	$242,953	$291,017	$605,498	$844,720
COST OF SALES	233,965	266,424	579,832	772,110

Gross profit	8,988	24,593	25,666	72,610
GENERAL AND ADMINISTRATIVE EXPENSES	10,060	13,173	32,016	38,332
SELLING EXPENSES	3,420	3,916	10,189	12,029

(Loss) Income from operations	(4,492)	7,504	(16,539)	22,249
OTHER INCOME (EXPENSE)
Interest expense	(1,154)	(1,416)	(3,349)	(4,410)
Foreign exchange, net	(85)	65	(91)	461
Gain on debt extinguishment	—	—	151	—
Other, net	113	(86)	(83)	(592)

(Loss) Income before income taxes	(5,618)	6,067	(19,911)	17,708
INCOME TAX (BENEFIT) EXPENSE	(1,288)	2,289	(5,991)	7,059

NET (LOSS) INCOME	$(4,330)	$3,778	$(13,920)	$10,649

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045	$0.135	$0.135

BASIC NET (LOSS) INCOME PER SHARE	$(0.14)	$0.13	$(0.47)	$0.35

DILUTED NET (LOSS) INCOME PER SHARE	$(0.14)	$0.12	$(0.47)	$0.35

COMPREHENSIVE (LOSS) INCOME
Net (loss) income	$(4,330)	$3,778	$(13,920)	$10,649
Changes in fair value of derivatives (net of tax)	$(140)	$—	$(140)	$—
Foreign currency translation adjustment	—	113	—	339

NET COMPREHENSIVE (LOSS) INCOME	$(4,470)	$3,891	$(14,060)	$10,988

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended September 30,
2008
Net sales	$217,657	$43,115	$(17,819)	$242,953
(Loss) Income from operations	$(3,221)	$(1,381)	$110	$(4,492)
New trailers shipped	9,600	900	(800)	$9,700

2007
Net sales	$270,054	$34,714	$(13,751)	$291,017
Income (loss) from operations	$8,165	$(699)	$38	$7,504
New trailers shipped	12,100	600	(600)	12,100

Nine months ended September 30,
2008
Net sales	$536,038	$112,329	$(42,869)	$605,498
(Loss) Income from operations	$(14,613)	$(2,767)	$841	$(16,539)
New trailers shipped	23,900	2,000	(1,900)	$24,000

2007
Net sales	$777,211	$117,569	$(50,060)	$844,720
Income (loss) from operations	$24,212	$(1,337)	$(626)	$22,249
New trailers shipped	35,600	2,300	(2,300)	35,600

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Basic net (loss) income per share
Net (loss) income applicable to common stockholders	$(4,330)	$3,778	$(13,920)	$10,649

Weighted average common shares outstanding	29,993	29,874	29,933	30,132

Basic net (loss) income per share	$(0.14)	$0.13	$(0.47)	$0.35

Diluted net (loss) income per share
Net (loss) income applicable to common stockholders	$(4,330)	$3,778	$(13,920)	$10,649
After-tax equivalent of interest on convertible notes	—	741	—	2,222

Diluted net (loss) income applicable to common stockholders	$(4,330)	$4,519	$(13,920)	$12,871

Weighted average common shares outstanding	29,993	29,874	29,933	30,132
Dilutive stock options/shares	—	234	—	255
Convertible notes equivalent shares	—	6,692	—	6,675

Diluted weighted average common shares outstanding	29,993	36,800	29,933	37,062

Diluted net (loss) income per share	$(0.14)	$0.12	$(0.47)	$0.35

Average diluted shares outstanding for the three and nine month periods ended September 30, 2008 exclude the antidilutive effects of the Company’s Convertible Notes. For the three and nine month periods ended September 30, 2008, the after-tax equivalent of interest on Convertible Notes was $0.1 million and $0.8 million, respectively, and the Convertible Notes equivalent shares were 0.5 million and 2.3 million, respectively. Diluted shares outstanding for the three and nine month periods ended September 30, 2008 also exclude the antidilutive effects of potentially dilutive stock options and restricted stock totaling approximately 125,000 and 107,000 shares of common stock, respectively.

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,345	$41,224
Accounts receivable, net	75,856	68,752
Inventories	132,841	113,125
Deferred income taxes	15,248	14,514
Prepaid expenses and other	3,715	4,046

Total current assets	240,005	241,661

PROPERTY, PLANT AND EQUIPMENT, net	122,221	122,063

DEFERRED INCOME TAXES	7,887	2,772

GOODWILL	66,317	66,317

INTANGIBLE ASSETS	29,925	32,498

OTHER ASSETS	16,536	18,271

	$482,891	$483,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of capital lease obligation	$590	$—
Accounts payable	80,496	40,787
Other accrued liabilities	48,496	54,258

Total current liabilities	129,582	95,045

LONG-TERM DEBT	79,000	104,500

CAPITAL LEASE OBLIGATION	4,636	—

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	4,481	4,108

STOCKHOLDERS’ EQUITY	265,192	279,929

	$482,891	$483,582

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(13,920)	$10,649
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	15,535	14,477
Net loss on the sale of assets	236	106
Gain on early debt extinguishment	(151)	—
Deferred income taxes	(5,849)	6,596
Excess tax benefits from stock-based compensation	(6)	(33)
Stock-based compensation	3,452	3,213
Changes in operating assets and liabilities
Accounts receivable	(7,104)	10,120
Inventories	(19,716)	(21,211)
Prepaid expenses and other	2,028	2,260
Accounts payable and accrued liabilities	33,705	(9,991)
Other, net	81	826

Net cash provided by operating activities	8,291	17,012

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(8,037)	(5,196)
Acquisition, net of cash acquired	—	(4,500)
Proceeds from the sale of property, plant and equipment	131	124

Net cash used in investing activities	(7,906)	(9,572)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	97	74
Excess tax benefits from stock-based compensation	6	33
Borrowings under revolving credit facilities	139,250	99,424
Payments under revolving credit facilities	(60,250)	(99,424)
Payments under long-term obligations	(104,133)	—
Principal payments under capital lease obligation	(107)	—
Repurchases of common stock	—	(11,668)
Common stock dividends paid	(4,127)	(4,107)

Net cash used in financing activities	(29,264)	(15,668)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(28,879)	(8,228)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,224	29,885

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$12,345	$21,657